                                                                     EXHIBIT n.2


                     (BLACKWELL SANDERS PEPER MARTIN LOGO)


               2300 MAIN STREET SUITE 1000 KANSAS CITY, MO 64108
                   P.O. BOX 419777 KANSAS CITY, MO 64141-6777
                    TEL: (816) 983-8000 FAX: (816) 983-8080
                       WEBSITE: www.blackwellsanders.com



                                February 19, 2004



Tortoise Energy Infrastructure Corporation
10801 Mastin Boulevard, Suite 222
Overland Park, Kansas  66210

         RE: Tax Opinion in Connection with Registration Statement for Tortoise Energy Infrastructure Corporation

Dear Ladies and Gentlemen:

         We have acted as tax counsel to Tortoise Energy Infrastructure Corporation, a Maryland corporation (the "Company"), in connection with the preparation of its Registration Statement on Form N-2 (the "Registration Statement"), relating to the registration of Common Stock of the Company. You have requested our opinion regarding whether a dividend paid by the Company will be treated as unrelated business taxable income of a tax-exempt shareholder of Company.

         In rendering this opinion, we have reviewed the Registration Statement, the Statement of Additional Information and such other documents as we have deemed necessary. In our review, we have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of any copies.

         For purposes of this opinion, with respect to matters of fact, we have relied upon the representations of fact set forth in a certificate of an officer of the Company (the "Officer's Certificate"). Although we have not independently verified the truth, accuracy or completeness of the factual representations contained in the Officer's Certificate and the underlying assumptions upon which they are based, nothing has come to the attention of the attorneys responsible for the preparation of the Registration Statement and the Statement of Additional Information, that would cause them to question such representations.

         The Company anticipates that one or more entities (an "Exempt Entity") which are exempt from Federal income tax under section 501(c)(3) of the Internal Revenue Code of 1986 (the "Code") will acquire Company stock. We assume for purposes of this letter that (i) no such Exempt Entity will incur or carry any acquisition indebtedness, within the meaning of Code


  KANSAS CITY, MISSOURI o ST. LOUIS, MISSOURI o OVERLAND PARK, KANSAS o OMAHA, NEBRASKA
 SPRINGFIELD, MISSOURI o EDWARDSVILLE, ILLINOIS o WASHINGTON, D.C. o LONDON, UNITED KINGDOM

     AFFILIATES: LEEDS o MANCHESTER o MEXICO CITY o MONTREAL o TORONTO o VANCOUVER

Tortoise Energy Infrastructure Corporation
February 19, 2004
Page 2

section 514(c), with respect to the Company stock, (ii) such Exempt Entity will hold the Company stock as an investment asset, and (iii) such Exempt Entity will not utilize the Company stock in any trade or business.

         Based upon the foregoing assumptions, the dividend income received by the Exempt Entity from the Company will be excluded from being treated as unrelated business taxable income of such Exempt Entity. In addition, any capital gain or loss recognized by the Exempt Entity from the sale or exchange of Company stock will be excluded from being treated as unrelated business taxable income of such Exempt Entity.

         If any of the information or assumptions on which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the Internal Revenue Code of 1986, as amended through the date hereof, the Treasury regulations thereunder, published rulings of the Internal Revenue Service, cases and other relevant authority. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

                                     Very truly yours,


                                     /S/ Blackwell Sanders Peper Martin LLP


                                     Blackwell Sanders Peper Martin LLP





JRS